UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
CORVEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 600, Irvine, California		92614

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 1, 2007 (the “Closing Date”), CorVel Enterprise Comp, Inc., a wholly-owned subsidiary of CorVel Corporation (the “Company”), acquired all the issued and outstanding shares of capital stock of The Schaffer Companies, Ltd., a Maryland corporation (“Schaffer”), owned by Dawn Colwell, Christopher Schaffer, John Colwell and Kelly Ribeiro de Sa (collectively, the “Shareholders”), for an initial cash payment of $12 million to the Shareholders, pursuant to a Stock Purchase Agreement entered into as of May 31, 2007 by and among CorVel Enterprise Comp, Inc., Schaffer and the Shareholders (the “Acquisition”). The Shareholders also have the potential to receive an aggregate of up to an additional $3 million in a cash earnout based upon the revenue collected by Schaffer’s business during the one-year period after the Closing Date, which earnout may be prepaid by the Company at its election at any time and is also subject to forteiture if any individual Shareholder violates the terms of the non-competition agreements executed by each of the Shareholders as of the Closing Date. This description of the Stock Purchase Agreement and the related transactions is qualified in its entirety by reference to the definitive Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The schedules and similar attachments to the Stock Purchase Agreement have been omitted from Exhibit 2.1. The Company hereby agrees to furnish supplementally, subject to any applicable confidential treatment request under Rule 83 of the Securities and Exchange Commission’s Rules of Practice, a copy of any omitted schedule or similar attachment to the Stock Purchase Agreement to the Securities and Exchange Commission upon its request.
     The Company financed the consideration for the transaction described above using available cash on hand. There are no material relationships between the Shareholders or Schaffer, and the Company or any of its affiliates.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 1, 2007, the Company incurred a contingent liability to the Shareholders of up to an aggregate of $3 million in connection with the potential earnout under the Stock Purchase Agreement. The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Information.
     Not applicable.
(c) Shell Company Transactions.
     Not applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1†	Stock Purchase Agreement dated May 31, 2007 by and among the Company’s subsidiary, CorVel Enterprise Comp, Inc., The Schaffer Companies, Ltd., and Dawn Colwell, Christopher Schaffer, John Colwell and Kelly Ribeiro de Sa.

†	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)
Dated: June 6, 2007	/s/ V. GORDON CLEMONS
V. Gordon Clemons
Chief Executive Officer